1 © 2022 SEI Media Contact: Investor Contact: Leslie Wojcik Lindsey Opsahl SEI SEI +1 610-676-4191 +1 610-676-4052 lwojcik@seic.com lopsahl@seic.com Pages: 2 FOR IMMEDIATE RELEASE SEI Announces Appointment of Ryan Hicke as Next CEO Chairman and Founder Alfred P. West, Jr. to Become Executive Chairman OAKS, Pa., April 4, 2022 – SEI® (NASDAQ: SEIC) today announced that Ryan Hicke, Executive Vice President and Chief Information Officer, will become the company’s next chief executive officer and a member of its board of directors, effective June 1, 2022. Hicke will succeed Founder Alfred P. West, Jr., who is transitioning to the role of Executive Chairman after successfully leading and growing SEI for more than 50 years. The executive management team, currently reporting to West, will report to Hicke effective June 1. Throughout his 24-year career at SEI, Hicke has held a number of senior leadership positions across the company’s global businesses, playing an important role in creating and executing SEI’s business strategy. His diverse experience informs his commitment to the company’s strengths across its three pillars of expertise: investments, operations, and technology. Hicke previously served as a senior vice president, leading SEI’s U.K. Asset Management and Private Banking businesses and significantly contributing to the expansion of SEI’s global footprint. As chief information officer, he is responsible for SEI’s information technology strategy and execution, the company’s U.S. investment operations, and leading SEI Sphere, a new business initiative in cyber and data protection services. As executive chairman, West will work closely with Hicke and SEI’s executive management team to ensure a smooth and successful transition. West will remain focused on further advancing SEI’s position as a global provider of technology and investment solutions that connect the financial services industry. West, SEI Chairman and Founder, said: “It has been an honor to lead SEI since founding the company in 1968, and I am incredibly proud of all that we have accomplished over the last 50-plus years. Innovation is the key to success, and we must continually move our business forward in order to meet our global clients’ evolving needs. I’m confident that Ryan’s experience at SEI, his focus on growth and innovation, leadership skills, and Press release.

2 © 2021 SEI deep understanding of our culture, clients, and teammates make him the right choice to serve as SEI’s next CEO. SEI has an incredibly strong foundation for continued growth and the best talent in the industry, and I look forward to continuing to build brave futures in my new role as Executive Chairman." Carl Guarino, Chair of the Selection Committee, SEI Board of Directors, said: “On behalf of the entire SEI Board, I want to thank Al for his visionary leadership and significant contributions in establishing SEI as the trusted partner and market leader we are today. As we considered the next chapter for SEI, the Board and Al undertook a thoughtful and collaborative approach to succession planning over the last 12 months to identify the right CEO. We believe Ryan is the ideal person to lead our company forward and deliver strong results across our business globally for years to come. He is incredibly talented and committed to our culture, clients, and communities.” Hicke said: “I have the privilege of working alongside the most talented team in the industry each day, and I’m honored to serve as SEI’s next CEO. Al has been a tremendous mentor to me, and I’m grateful for his partnership and support over the years. He is a visionary leader who disrupted the financial services industry more than 50 years ago and established SEI as the trusted partner we are today. I loo k forward to continuing to unlock SEI’s potential, and I’m energized by the courage of our global workforce to capture the exciting opportunities ahead. SEI is uniquely positioned in the financial services industry to help our clients grow and manage change with confidence.” Hicke is 44 years old and resides in the Philadelphia area with his wife and five children. He holds a degree in Finance from Saint Joseph’s University and serves on the board of directors for the Philadelphia Alliance for Capital and Technologies. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of Dec. 31, 2021, SEI manages, advises, or administers approximately $1.3 trillion in asset s. For more information, visit seic.com. This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as “may,” “will,” “expect,” “believe” and “continue” or “appear.” Our forward-looking statements include our current expectations as to:  our strategic priorities and commitments and the degree to which we will execute on them;  our potential for growth;  our position in the financial services industry; and  our ability to help our clients grow and manage change with confidence. You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward -looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended Dec. 31, 2021, filed with the Securities and Exchange Commission. ###